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                                                                    EXHIBIT 23.2

The 20 for 1 stock split described in Note 1 to the consolidated financial statements has not been consummated at September 2, 1999. When it has been consummated, we expect to be in a position to render the following consent.

                                          /s/ Arthur Andersen LLP
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for AmericasDoctor.com, Inc. for the period from August 8, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, (and to all references to our Firm) included in or made part of this Form S-1 Registration Statement under the Securities Act of 1933.

Baltimore, Maryland
September 2, 1999